Exhibit 99.2

Covisint Corp.	COVS	Q2 2014 Earnings Call	Oct. 24, 2013
Company▲	Ticker▲	Event Type▲	Date▲

 PARTICIPANTS

Corporate Participants

David A. McGuffie – President, Chief Executive Officer, COO & Director, Covisint Corp.
Enrico Digirolamo – Chief Financial Officer, Covisint Corp.

Other Participants

Michael Nemeroff – Analyst, Credit Suisse Securities (USA) LLC (Broker)
Rob D. Owens – Analyst, Pacific Crest Securities LLC
S. Kirk Materne – Analyst, Evercore Partners (Securities)

 MANAGEMENT DISCUSSION SECTION

Operator:  Hello, and welcome to the Covisint Corporation Second Quarter Results Teleconference. As a request of Covisint, this conference is being recorded for instant replay purposes.

At this time then, I’d like to turn the conference over to Ed Yuen with Investor Relations. Please go ahead.

Ed Yuen, Solebury Investor Relations

Thank you. Before we get started, on behalf of Covisint Corporation, I would like to note that certain comments made on this call will contain forward-looking statements regarding expectations about future growth and financial results based on the company’s current forecast of the aspects of its future business. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from historical performance or current expectations. Risk factors are included in today’s press release and Covisint’s public filings with the SEC. We have posted our earnings press release and presentation to the Investor Relations portion of our website at www.covisint.com

I’d now like to turn the call over to David McGuffie, Covisint’s President and Chief Executive Officer.

David A. McGuffie, President, Chief Executive Officer, COO & Director

Thank you, Ed. Welcome to the first quarterly conference call following Covisint’s Initial Public Offering, which priced on September 25. Joining me on today’s call is Rico Digirolamo, our Chief Financial Officer. I’ll begin today’s call by providing some background on Covisint in highlighting our recent events and results. I’ll then turn the call over to Rico, who will walk you through our financial results in more detail. Finally, we’ll open the call and take your questions.

Before we get started, I also want to take a moment to thank everyone who participated in our IPO. Our employees, customers, investors and advisors were all essential to this effort. In particular, thank you and welcome to the many new investors who spent time learning the Covisint story and recognized the huge opportunity ahead for our business. With that opportunity in mind, let’s begin with a quick summary of Covisint.

Beginning on slide four, for those of you that have – maybe new to our company, Covisint is a platform-as-a-service company that enables global organizations to securely connect, engage and collaborate with their extended networks of customers, business partners and suppliers. Our platform allows global organizations with complex external business relationships to create, streamline and automate mission-critical business processes that involve the secure exchange of and access to critical information from multiple sources. We provide all of the pieces necessary from a security, integration and presentation standpoint to enable these new extended engagement models.

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Covisint Corp.	COVS	Q2 2014 Earnings Call	Oct. 24, 2013
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Turning to slide five, we lay out four macro trends that support why Covisint is uniquely well-positioned to take advantage of the changing landscapes towards cloud computing. Enterprises are transforming the way they engage externally and it is happening across all business segments.

Driving new sources of revenue, driving new ways of organizing, in many cases, it’s fundamentally changing the way companies do business. Some of the factors driving this transformation are, first, user expectations around consumer technology, which is the desire to access data in real-time in a very personalized fashion. Second, mobile computing and the proliferation of other devices require the ability to access information through any device from any place. Third is customer intimacy. When we talk to our customers, they talk about the need to understand where they fit within their customers’ digital lives. And fourth is the drive towards completely new business models, which is fundamentally changing the way some of these organizations deliver their core services. There is a massive transformation among enterprises as they turn to cloud computing towards rapid time to value, and Covisint plays a key part in this with our integration and security services.

Moving to slide six, you’ll see an overview of the core components of our platform, which play an essential role in fulfilling this market. Covisint Identity Services is our cloud-based identity and access management solution. We centralize and automate the process of securing and managing digital identities inside and outside an organization, which enables you to manage and control access to internal and cloud-based applications and information. Essentially, this is how you get an ID or your ID is validated, and more importantly, how you control access for that ID.

Our data exchange services powered by Covisint’s integration engine connects disparate systems and technologies allowing end users to access information from any source and on any device. Our portal services provide a personalized contact-sensitive and easy-to-navigate interface, whether it be online or on a mobile device.

Lastly, AppCloud is our application marketplace that provides a single simple source for Covisint community members to access and leverage a wide range of software-as-a-service applications. This is also the way third parties develop applications using programming interfaces on top of our platform, accessing the underlying services of identity management and data exchange.

On slide seven, one of our key differentiators is that we are enterprise grade. Covisint’s robust platform-as-a-service has been proven with some of the largest companies globally and proven at scale. Our customer network includes over 3,000 customers with 18 million users that depend on Covisint on a daily basis. Eight of the largest global automakers use our service. Three of the energy super-majors, 300-plus hospitals nationally and some of the largest state-based health information exchanges use the Covisint platform. These are some of the most demanding organizations in the world in terms of security, scalability and integration.

On slide eight, you can see there our customers are generally large global organizations with complex business networks. What separates Covisint is the speed and agility in which we onboard our customers as well as the reliabilities, security and scalability built into our platform. What we provide to our customers is the speed of innovation, and we think that is a competitive advantage.

On slide nine, you can see that the four key drivers to sustain our growth trajectory. First, we will work to expand our presence in the markets that we serve today. Utilizing our thought leadership in our early category leads within these solutions. Our customer base is a huge area of growth for us. Over 50% of our incremental revenue growth is within existing customers with new initiatives in new parts of their businesses.

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Covisint Corp.	COVS	Q2 2014 Earnings Call	Oct. 24, 2013
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Second, we will continue to invest in our core sales and marketing to get our messaging out into markets that we have traditionally served. Third, we are focused on expanding our channels and alliances. Today, we mainly sell through a vertically aligned direct sales force. We are building on a channels organization, which allows channel partners to resell our services within their accounts.

Finally, we continue to work to grow our presence outside of our core markets by leading with our identity management solutions and then expanding into our entire platform. So, that is a brief overview of our company, our platform, our strategy and our market opportunity.

Let me now turn to slide 10 to review our business highlights in the second quarter. We’re off to a great start and report strong second quarter revenue growth of 19% year-over-year to $24.5 million. Subscription revenues increased 19% year-over-year to $16.2 million while services revenues increased 20% year-over-year to $8.4 million. We continue to focus Covisint on adding new customers that diversify and grow our business; increasing our high-margin recurrent subscription revenue; strengthening our gross margin, especially on the subscription component of our business; and building the people and practices needed for our future as an independent organization.

As you can see on slide 10, we added 11 new customers to the Covisint platform in Q2. We also signed 19 agreements with the existing customers continuing a trend of major account expansion based on the capabilities of our platform to solve strategic problems across multiple use cases.

We were once again named a visionary by Gartner for Covisint portal services. We continue to focus our marketing efforts on building the category leadership, market awareness and demand generation needed to meet our growth goals. Our quota carrying sales team has reached 39 members with an average quota of $1 million each. We expect to increase this number to 41 by the end of the calendar year. And finally, our IPO in September was an important milestone for Covisint and has provided us with the capital necessary to continue to execute on our growth strategies.

On slide 11, you can see our revenue by business unit. Auto revenues were up slightly, as we continue to diversify our customer base in the segment. GM services revenue were down as a number of projects went live, increasing subscription revenues at this key account. Our GM relationship remains healthy and also on the positive trend of becoming a smaller percentage of total revenue. Healthcare revenues were up 31% year-over-year, reaching the two largest agreements of the quarter.

We continue to see demand for the capability to securely share health information across the continuum of care from physicians, hospitals, skilled nursing and rehabilitation facilities and more. One of the largest agreements was with a large integrated network of behavioral health providers. This is our first implementation for the sharing of mental health data and it may prove to be a compelling target market moving forward.

In another healthcare agreement, we signed the initial phase of another integrated state-based health information exchange. Just to fulfill the ongoing operating model for this initiative, healthcare providers will need to be connected to each other and have access to robust care management tools, analytics and patient engagement services, all areas where Covisint is differentiated. We’re also seeing expanding demand in the healthcare space beyond our traditional health information exchange and analytics capabilities to the core value proposition for our platform; security, integration and presentation.

Enterprise revenues increased 60% year-over-year and we continue to see substantial growth opportunities in markets such as financial services, oil and gas, and consumer and packaged goods. As a number of previously announced agreements went live in Q2, we continue to see success in increasing demand by existing and new customers. We’re seeing the need for new identity management and security solutions across all business segments. This is being driven by the need to secure who has access to the increasing number of network connected devices, whether these are connected medical devices, connected vehicles or connected appliances.

With that, I’d like to turn the call over to Rico to provide more details.

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Covisint Corp.	COVS	Q2 2014 Earnings Call	Oct. 24, 2013
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Enrico Digirolamo, Chief Financial Officer

Thanks, Dave, and good afternoon, everyone. Let’s have a look at the table on the left side of slide 12. This is a pro forma non-GAAP financial overview of the quarter. Just to remind everyone, the non-GAAP presentation excludes the impact of stock options compensation and treats the research and development spend as a period expense versus the GAAP approach, which capitalizes a portion of R&D. The GAAP P&L, the non-GAAP P&L, and the reconciliation of GAAP to non-GAAP were included in the press release. As Dave mentioned, we’re pleased with the fiscal 2014 Q2 revenues of $24.5 million for a solid second quarter on top of our successful first quarter results.

We delivered second quarter subscription revenue of $16.2 million or 19% year-over-year growth. Subscription revenues represented about 66% of our total revenues for the quarter. We expect to continue to see services become a smaller part of our overall revenue mix as part of our longer term strategy. Investments in the product make it easier to implement and add capabilities for others to use the services such as service partners and/or internal resources.

Our gross margin came in around the range where it has been for the past few quarters at 52%. This margin represents the combined margins for both subscription and services businesses. Together with our first quarter results, we are pleased to say that we’re off to a good start for 2014. Reading down and regarding operations expense, for sales and marketing, we stepped up our investment in this area versus a year ago, which we can say with confidence it has been an enabler to our revenue performance.

Regarding G&A expenses, we still expect the corporate allocation to be about $11 million annually. The year-over-year comparison is influenced by pre-IPO expenses a year ago. We finished the quarter with a loss of about $0.4 million.

The bottom right of this slide provides our outlook for Q3 and our expectations for fiscal 2014. Our guidance is based on market conditions as they currently exist. For the third quarter of fiscal 2014, we expect year-over-year subscription growth in the range of 15% to 18% and services growth in the range of 6% to 8%. This guidance is in line with my earlier comments on services revenue. We expect Q3 total revenue growth in the 13% to 15% range.

Regarding the fiscal 2014 entire year, subscription year-over-year growth will be in the area of 18% to 20% for this key element of our business. We expect services growth in the 9% to 11% range, with total revenue growth of 15% to 17%. We also expect to finish the year with a net loss in the range of $12 million to $15 million. On another point and to level set everyone, we expect our outstanding shares at the end of the fiscal year to be $37.5 million.

Our cash flow for the quarter was negative $4 million, which is in line with our earlier plan. Regarding our balance sheet, and as shown in the earnings release, we show a receivable of $68.4 million of the IPO proceeds and we also show a $10.9 million inter-company note with Compuware. Both of these items will net to cash in the third quarter. Finally, we are expecting that cash flow will turn positive during the fourth quarter of fiscal 2015.

With that, I’ll turn it back to Dave for some summary remarks.

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Covisint Corp.	COVS	Q2 2014 Earnings Call	Oct. 24, 2013
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David A. McGuffie, President, Chief Executive Officer, COO & Director

Thanks, Rico. Covisint is off to a great start as a public company. We’re excited about our current gross prospects and the opportunities for our organization in the coming years, as the enterprise transformation to cloud services continues.

With that, I’d like to turn the call back to the operator and open up the line to take any questions.

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Covisint Corp.	COVS	Q2 2014 Earnings Call	Oct. 24, 2013
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 QUESTION AND ANSWER SECTION

Operator:  Thank you very much. [Operator Instructions] And our first question in queue will come from the line of Michael Nemeroff with Credit Suisse. Please go ahead.

<Q – Michael Nemeroff – Credit Suisse Securities (USA) LLC (Broker)>: Hey, guys, congratulations on a really nice quarter. Very good.

<A – Dave McGuffie – Covisint Corp.>: Thanks.

<Q – Michael Nemeroff – Credit Suisse Securities (USA) LLC (Broker)>: Just a couple of questions. Just as it relates to the new bookings, the ASR, I know it’s not a figure that you want to give, but were the bookings in the second quarter do you think is sufficient to reach the goals for fiscal 2014?

<A – Dave McGuffie – Covisint Corp.>: Yes. We won’t be disclosing that ASR number, as you know, but we’re happy with where we’re at from an ASR standpoint, from a full year standpoint. So, yes, we feel like we’re on track.

<Q – Michael Nemeroff – Credit Suisse Securities (USA) LLC (Broker)>: That’s great. And then in terms of the strength of the pipeline, obviously you had a real strong quarter in healthcare and autos continued to be a good source of growth for you. Could you talk about the autos vertical, excluding GM, and what you’re seeing there in terms of pipeline growth?

<A – Dave McGuffie – Covisint Corp.>: Yes, absolutely. Although that number for automotive was flat, it’s mainly due to services being down. We’re actually having a pretty good growth in the automotive vertical, mainly around adding in new logos, new names. The pipeline is great from a connected vehicle standpoint. We’re adding – continuing to add some of our new customers that we’ve had in the last couple of quarters, add new initiatives and new plans in their – outside of our core customer GM there. So, things are actually going quite well at -- in automotive. So it’s a little bit deceptive because the services business is down.

<Q – Michael Nemeroff – Credit Suisse Securities (USA) LLC (Broker)>: Okay. And then on the new sales reps, you gave the 41 number at the end of the calendar year, but do you have an expectation for what it’s going to be or what you’re targeting for the fiscal year – fiscal 2014 with a number of sales reps, Dave?

<A – Dave McGuffie – Covisint Corp.>: For the full year through the end of the fiscal year?

<Q – Michael Nemeroff – Credit Suisse Securities (USA) LLC (Broker)>: Yes, sure.

<A – Dave McGuffie – Covisint Corp.>: Yes, yes. We’re adding quality people as we get them. Since the beginning of the calendar year this year, we’ve added nine new reps, 30% more reps to the team. So we’re significantly building up and adding reps to the sales team, quota-carrying reps. We’re continuing to add that at the rate of about three a quarter.

<Q – Michael Nemeroff – Credit Suisse Securities (USA) LLC (Broker)>: Okay, great. And then a question for Rico, if I may. Just on the G&A line, it was a bit lower than we were expecting. Are there – were there any special items or things that you thought that you were going to have to take on the G&A line this quarter that should get in, and how should we think about the G&A kind of as a steady-state now that the IPO-related expenses are done going forward on a quarterly basis?

<A – Rico Digirolamo – Covisint Corp.>: Yes, Mike. We are actually keeping a close eye on the G&A. So we’re keeping it – we’re playing it very tight. This is an important part of our business. And so if we came in a little lower than we were thinking, and we were expecting a couple of extra IPO expenses that didn’t occur, but we’re going to – we’re going to be keeping a very close eye on that the rest of this year and into the next fiscal year.

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Covisint Corp.	COVS	Q2 2014 Earnings Call	Oct. 24, 2013
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<Q – Michael Nemeroff – Credit Suisse Securities (USA) LLC (Broker)>: Great. Thanks. I’ll pass along. Congratulations again. Really nice.

Operator:  Thank you. Our next question in queue will come from the line of Rob Owens with Pacific Crest Securities. Please go ahead.

<Q – Rob Owens – Pacific Crest Securities LLC>: Great. Thanks and good afternoon, everyone. Could you talk a little bit more about the healthcare opportunity, which you’re seeing? You mentioned a couple of your large signings during the quarter and how revenue has ramped, and there has been some other well-publicized exchanges that have been struggling out there. So, maybe you can talk about just some of the exchanges you guys have built, the scale they’re running at and maybe what that opportunity could look like going forward?

<A – Dave McGuffie – Covisint Corp.>: Sure, sure. There’s a massive transformation going on in healthcare that really demands the sharing of information like coordination of care data across communities. And that’s really where we’re focused on and where we’re seeing the growth. We have a unique differentiation in the sense of we have analytics combined with the security and the ability to exchange that information. So, from a implementation standpoint, today we have three state health information exchanges. We’re adding – in the last quarter, we signed another one on the initial rollout phases of that. So it’s continuing to expanding from that standpoint. So, as we see more and more of these outcome-based – shift towards outcome-based initiatives, we see some shifts there and we feel like we’re well positioned in that market.

<Q – Rob Owens – Pacific Crest Securities LLC>: Okay, great. And then, success in the automotive and healthcare verticals, and I know you mentioned some of the other enterprise opportunities, which one or two of those do you think will scale the fastest and become the next meaningful vertical for you guys?

<A – Dave McGuffie – Covisint Corp.>: As far as verticals outside of healthcare and auto, energy is one where we have a great foothold, but what we’re seeing right now is some tremendous opportunities in the packaged goods area out there. So we have a couple of customers there and we’re seeing tremendous growth at those customers and then some pipeline activity within that area.

<Q – Rob Owens – Pacific Crest Securities LLC>: And then lastly, I know there was this pro-serve guidance given for the remainder of the year and for Q3. You’ve got projects that are spinning up, projects that are kind of ramping down. Just trying to understand, I guess, as we look at the back half and kind of into next year, is this a normal rate of pro-services relative to subscription, or given your visibility around the pipeline, should we expect some acceleration on that line as well?

<A – Dave McGuffie – Covisint Corp.>: Okay. From a pro-services standpoint, we’ve stated our long-term strategy as that, that will be decreasing as a percentage of total revenue. And we’re starting to see that. And what we’ve done is, we’ve invested in the product, our AppCloud initiatives where we are opening up the platform for third parties to actually develop and deploy stuff on top of our platform, and we’re getting partners to do that. Internal IT people building stuff on top of our platform. That’s a part of our strategic direction. We are focused around growing subscription revenues. So we’re going to see in the long-term, services become less a percentage of our total revenue.

<Q – Rob Owens – Pacific Crest Securities LLC>: Great. Thank you guys very much.

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Covisint Corp.	COVS	Q2 2014 Earnings Call	Oct. 24, 2013
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Operator:  Thank you. [Operator Instructions] And next in queue is Kirk Materne with Evercore. Please go ahead.

<Q – Kirk Materne – Evercore Partners (Securities)>: Yes. Thanks very much. Guys, can you talk a little bit about some of the sales teams you’ve been bringing on? I guess, how are you thinking about sort of I guess directing them in terms of vertical orientation? I guess, what sort of the thought process in terms of extra sales capacity are you focusing on sort of bolstering sort of the capabilities you guys already have in auto and healthcare or going after some of these newer verticals? Can you just talk about that maybe I guess qualitatively if not quantitative? Thanks.

<A – Dave McGuffie – Covisint Corp.>: Sure. Well, since the beginning of the year, the calendar year, we’ve added nine new people, mainly focused around two areas. What we call enterprise from an organization standpoint, which is up, the verticals that are emerging outside of automotive and healthcare. So, we’ve added in reps around federal space and the energy and then enterprise-type reps, the backgrounds of these people that we bring in are people that have sold enterprise technologies to big companies. So, focusing around that, we’re seeing some great traction in that area, as evidenced by the growth you’re seeing in the, what we call, enterprise.

The other area is around channels and continuing to build out our channels capability, and we’re seeing great traction with the people that are OEM-ing our products, people that are reselling our products and doing the services. So, those are the two main areas of focus for us right now.

<Q – Kirk Materne – Evercore Partners (Securities)>: And I guess along those lines with channels. I guess what are you guys thinking in terms of the kind of I guess training capacity that you have or the ability for channels to take on more professional services work? Meaning, I guess the question would be, do you think more of that can go through OEM partners or you guys feel confident that more system integrator types can jump on-board with you? And I guess where do you think you are in terms of that progression?

<A – Dave McGuffie – Covisint Corp.>: Sure. Yes. We’re working with some big systems integrators right now. We have to be patient to make sure that they have quality implementations. Our product is complex, and so we’re taking the time to make sure they have the right go-to-market processes, the right training, the right people in order to do that. So, that’s the mode we’re in right now. Building out that organization, building out the channel partners, we’re having – we have great interest from the large systems integrators to resell our product and they would do the services. So that’s progressing very well for us.

<Q – Kirk Materne – Evercore Partners (Securities)>: And do you think we could see something on that front in terms of announcements or partnerships before the end of this fiscal year? And I guess just hypothetically, if you were to sign some before the end of this fiscal year, I guess how long does it take to get those partners really sort of proactively selling your solutions on your behalf or at least – I assume they’re not going to just do the service work after you guys close the deal. So I guess how long does that sort of take from the announcement to getting them sort of getting more feet on the street?

<A – Dave McGuffie – Covisint Corp.>: Well – okay. So, from a channel standpoint, when you hear an announcement generally with the large strategic integrators, you’re in deals. So we are working with them right now on it. So, in due course, we will be announcing that, but when we do, it’ll be that we are either at a deal or have a deal, right, and they’re rolling with them. So, yes, sir, there’s significant work going on in the background there.

<Q – Kirk Materne – Evercore Partners (Securities)>: Great. Thanks very much.

Operator:  Thank you. We do have a follow-up question in queue that will come from the line of Michael Nemeroff. Please go ahead.

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Covisint Corp.	COVS	Q2 2014 Earnings Call	Oct. 24, 2013
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<Q – Michael Nemeroff – Credit Suisse Securities (USA) LLC (Broker)>: Hey, guys. Thanks again. Just wanted to understand where you guys are seeing the primary competition these days and has that been changing at all over the last couple of months.

<A – Dave McGuffie – Covisint Corp.>: Not really. There’s still a – we still see it in, I would say, three main areas. One is, we – our platform is disrupting the way that these type of implementations have traditionally been done. And that’s been with large systems integrators that build it from scratch. And so, that’s – we’re still seeing our main competition be to build it from scratch model, buying software, buying hardware and putting it together. The second is in, we’re in some competitive situations with the – where people are coming to us from a cloud standpoint, cloud security, cloud single sign-on standpoint. These people are very specific – specifically solving that problem. They opt us simplified type in paying organization. So we’re in competitive situations with them.

And then the third is, the emerging category platform-as-a-service is starting to play out there. We have competed in the past with Salesforce.com, and the things that we do are different. We’ve won against Salesforce before, but we think it’s great that they are creating that awareness of – that a platform is the way to solve these problems. So we continue to see a diversified set of customers that need our solutions.

<Q – Michael Nemeroff – Credit Suisse Securities (USA) LLC (Broker)>: That’s great. And then lastly from me, I just was wondering if you’re seeing any benefit from the recent IPO in terms of new business generation and then pipeline build. Has that occurred over the last couple of months?

<A – Dave McGuffie – Covisint Corp.>: Just – can you just repeat that one more time?

<Q – Michael Nemeroff – Credit Suisse Securities (USA) LLC (Broker)>: Just, as a result of the IPO and the process gone through, has that brought any new pipeline, has it created a buzz or some marketing effort – emphasis around the company that you previously haven’t seen before?

Well, I’ll tell you a couple things. One is, the – we – the morale of the team here is outstanding. Everyone is very excited. Our current customers are very excited to be part of a – the Covisint team. We are out telling our story about the IPO, and people are excited. I think it’s all going well for us from that standpoint. The IPO has been a great success.

<Q – Michael Nemeroff – Credit Suisse Securities (USA) LLC (Broker)>: Thanks, guys. Thanks very much.

Operator:  Thank you. Ladies and gentlemen, we will now conclude the question-and-answer portion of today’s conference call. I’d like to turn the call back over to David McGuffie for closing remarks.

David A. McGuffie, President, Chief Executive Officer, COO & Director

Okay. Thanks to everyone for participating in today’s call and for your interest in Covisint. We are proud of the hard work and dedication of our employees and excited about the huge opportunities ahead of us. We look forward to speaking to you in the next quarter.

Operator:  Thank you. And ladies and gentlemen, that does conclude your conference call for today. We do thank you for your participation and for using AT&T’s Executive Teleconference. You may now disconnect.

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Covisint Corp.	COVS	Q2 2014 Earnings Call	Oct. 24, 2013
Company▲	Ticker▲	Event Type▲	Date▲

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